Exhibit 10.19

2006 STI Plan – Chairmen/CTO, Mark Haidet

NOTE: All figures below are in US dollars unless otherwise indicated. For individuals based outside the U.S. and paid in local currency, bonus potential is based on percentage of base salary in local currency.

XVII. Objectives & Principles

This document summarizes the Short Term Incentive (“STI”) Plan for individuals in the CFO role. The objectives of this STI Plan are aligned with overall company compensation program objectives:

•	Provide total potential compensation equal to or greater than market for the role

•	Incent healthy cross-functional behavior and reward results that are aligned with company business objectives and our shareholders

•	Keep the plan simple

Some key principles of our STI plan include:

•	Self funding – STI payout is funded via financial metrics (team profitability), based on the 12-month financial plan.

•	Annual payout except for sales-oriented roles. With base salary ranges at market, STI reinforces the pay-for-performance culture.

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Payout triggered on financial milestones aligned with Budget and Target (see Section VI for definitions of Budget and Target). Partial payout of STI occurs at Budget with linear payout of remaining STI up to Target. There is opportunity for upside for above Target performance.

•	ROI to shareholders – our STI plans reflect a philosophy to provide an acceptable return to shareholders before rewarding management or employees for delivering results.

If you have questions or feedback on our compensation program or this STI Plan, please contact the Compensation Manager.

XVIII. Effective Date

January 1 – December 31, 2006. All STI plans are reviewed annually during Q4 for the upcoming fiscal year, to ensure that these compensation plans are aligned with the company’s financial and operational objectives.

XIX. Target STI

Target STI potential for individuals in this role is 60% of base wages, with opportunity to earn upside for above Target performance.

XX. Focus of Role

•	Profitability – measured via Operating Income (“Op Income”). See Section VI for definition of Op Income.

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Deliver results that support the company in achieving its financial and operational objectives – measured via controllable financial metric. Controllable financial metric = Central G&A Costs as a Percent of Revenue

XXI. STI Plan Structure

E.	Base Salary – individuals are eligible for base salary increase during the annual salary review cycle.

F.	STI – structured and paid as follows.

1.	Op Income – 67% of annual STI potential is associated with Op Income.

5)	Quarterly – 20% of annual STI potential will be paid quarterly (5% each quarter) based on cumulative quarterly Budget, since it is important for the Executives to be focused on helping the company achieve its quarterly financial objectives throughout the year. There is no “catch up” — if the cumulative quarterly Budget is not met for a particular quarter, then the quarterly payout is forfeited. No additional STI will be paid out on a quarterly basis.

6)	Annual – 47% of annual STI potential will be paid at year-end if annual Budget is met.

7)	Upside – The CFO will earn 5% upside at year-end on every dollar above annual Target. In addition, a separate pool of 5% upside will be set aside for the CFO to distribute to his Leadership Team at year-end at his discretion, with CEO review.

Example 1: Assume annual STI potential is $138,000, Op Income Budget is $12 million, Op Income Target is $16 million, and Actual Op Income $14 million. Assume also that cumulative quarterly Budget for Op Income is achieved 3 of the 4 quarters.

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20% of annual STI ($27,600, or $6,900 per quarter) is associated with quarterly Budget performance. $6,900 per quarter would be paid out in each of the 3 quarters that cumulative quarterly Budget for CM was achieved.

•	47% of annual STI ($64,860) is associated with annual Budget performance. The full $64,860 would be paid out since the annual Budget was achieved.

•	Total STI earned on Op Income component = $85,560 ($20,700 on quarterly Budget performance + $64,860 on annual Budget performance).

2.	Controllable Financial Metric – 33% of annual STI potential will be paid at year-end based on achievement of controllable financial metric, assuming Op Income metric (above) is met. If Op Income metric is not met, then there is no payout on the controllable financial metric.

a)	Budget will be per the company financial plan.

b)	Target will be established by CEO.

c)	Payout of this component will begin at Budget and be paid ratably up to Target, assuming Op Income metric is met.

Example 2: Assume annual STI potential is $138,000 and that controllable financial metric is Central G&A Cost as a percent of revenue. Assume Central G&A Cost Budget is 7.9%, Central G&A Cost Target is 7.7%, and Actual Central G&A Cost is 7.8%. Assume also that Op Income Budget is achieved.

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33% of STI, or $45,540, is associated with controllable financial metric and is earned ratably between Budget and Target for this metric. $22,770 is earned as STI for every .01% decrease in Central G&A cost as a percent of revenue. Therefore, $22,770 would be earned.

•	STI earned on controllable financial metric = $22,770.

•	If you combine Examples 1 & 2, total STI earned for the year would be $116,970 ($85,560 on Op Income + $22,770 on controllable financial metric).

Example 3: Assume same as above in Examples 1 & 2, except actual Operating Income is $17 million, and actual Central G&A cost as a percent of revenue is 7.7%.

•	$20,700 would be paid for achieving 3 of the 4 quarters’ Budget performance on Op Income.

•	$64,860 would be paid for achieving annual Budget performance on Op Income.

•	$45,540 would be paid for achieving Target on controllable financial metric.

•	Upside of $50,000 would be paid to CFO (5% of $1,000,000 above Target Operating Income).

•	Additional pool of $50,000 upside would be set aside for CFO to distribute to his Leadership Team at year-end.

•	Total STI earned by CFO = $181,100 ($20,700 + $64,860 + $45,540 + $50,000).

XXII. Definitions and Calculations

•	Operating Income = Operating Income per published financial reports, excluding Taxes, Interest and non-recurring items such as Acquisition Amortization.

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Budget = formerly known as Threshold. Minimum performance level where a partial payout of STI occurs. Budget assumes moderate revenue and profit growth year over year and will vary from Industry Group to Industry Group based on growth assumptions in each Industry’s financial plan.

•	Target = formerly known as Plan. Performance level where full payout of STI occurs.

XXIII. Eligibility and Other Details

•	This STI plan applies to the individuals in the CFO role, unless otherwise specified and approved by the CEO, Division President and VP-HR.

•	The individual must be employed at year-end to earn STI for that year. If an individual’s employment is terminated, all future STI is forfeited.

•	Transfers must be in the new group for a full quarter to be eligible for pro-rata payout in the new group. Therefore, payouts for transfers will be calculated as follows:

•	Q1 transfer — 1 quarter in old group, 3 quarters in new group

•	Q2 transfer — 2 quarters in old group, 2 quarters in new group

•	Q3 transfer — 3 quarters in old group, 1 quarter in new group

•	Q4 transfer — 4 quarters in old group, next year in new group

•	Annual payouts are based on annual results, prorated according to the above schedule.

•	If the individual is on a reduced work load, part-time schedule, or on leave of absence, the STI calculation will be adjusted based on base wages earned that year per Payroll.

•	Accounting owns the calculation and approval process. HR owns plan documentation. BU leadership owns communication.

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STI is calculated and processed after year-end earnings are released and internal financial reports are published, approximately eight weeks after year-end. Approvals are required from BU leadership, VP-HR, CFO, and CEO. Projected timing of Q4 06 earnings release is February 21, 2007, and projected timing for annual STI payout for 2006 is March 31, 2007.

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There are certain exceptions to annual STI payout. For those exceptions, STI will be calculated and processed after quarterly earnings are released and internal financial reports are published, approximately eight weeks after quarter-end. Approvals are required from BU leadership, VP-HR, CFO and CEO. Projected timing for payout of 2005 quarterly STI/commissions is as follows:

	Q1 06	Q2 06	Q3 06	Q4 06
earnings release	26-Apr-06	26-Jul-06	25-Oct-06	21-Feb-07
in paychecks-U.S.	26-May-06	1-Sep-06	24-Nov-06	31-Mar-07
in paychecks-Geelong & Prague	30-May-06	31-Aug-06	30-Nov-06	31-Mar-07

•	Once approved, STI will be submitted to Payroll for processing. All STI will be paid out net of applicable taxes.

•	If you have questions about this STI plan or a specific STI calculation, please contact your manager. S/he will involve others from Accounting, BU leadership, and HR as appropriate.

•	The CEO, Division President and VP-HR must approve any exceptions to this STI plan in advance.

XXIV. Individual Targets/Quotas

•	2006 Op Income as follows. These figures must be achieved after any STI is paid.

	Q1 06		Q2 06		Q3 06		Q4 06		Annual
Budget	[xxxx	]*	[xxxx	]*	[xxxx	]*	[xxxx	]*	[xxxx	]*
Budget—cumulative qtrly	[xxxx	]*	[xxxx	]*	[xxxx	]*	[xxxx	]*
Target—Annual only	—		—		—		—		[xxxx	]*

•	Controllable financial metric, Central G&A Costs as follows. These figures must be achieved after any STI is paid.

•	2006 Budget = [xxxx[*

•	2006 Target = [xxxx]*

*	Filed under an application for confidential treatment.